                                                                      EXHIBIT 99
                                                                      ----------

CML                                                   NEWS RELEASE
--------------------------------------------------------------------------------
                                                      524 Main Street
                                                      Acton, Massachusetts 01720
                                                      Telephone: (978) 264-4155


CONTACT: Lynn Harrison
         Director of Investor Relations
         978-264-4155


FOR IMMEDIATE RELEASE
---------------------
April 14, 1998


                      CML ANNOUNCES ORGANIZATIONAL CHANGES
                      ------------------------------------

     Acton, Mass., April 14, 1998 -- CML Group, Inc. (NYSE: CML), announced today certain organizational changes. The Board of Directors today elected John A.C. Pound as Chairman of the Board and Chief Executive Officer of the Company. Mr. Pound previously served as Chairman and Acting Chief Executive Officer.

     The Board of Directors also appointed G. Robert Tod, a co-founder of the Company, as Vice Chairman of the Company. Mr. Tod formerly served as President and Chief Operating Officer.

     In addition, the Company announced that Charles M. Leighton, co-founder of the Company, resigned as director on April 13, 1998. Mr. Leighton was succeeded by Mr. Pound as Chief Executive Officer on February 20, 1998. In submitting his resignation, Mr. Leighton noted the different leadership style of the present Chief Executive Officer and that there were conflicting opinions among Board members as to whether, as former Chief Executive Officer, he should remain as a director.

     CML is a leading marketer of products for consumers that enhance healthy, active lifestyles. Its products are sold under the trade names NordicTrack, Nordic Advantage and Smith & Hawken.

                                       ###


                                        5